Exhibit 2.5

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of September 20, 2023, is made and entered into by Greenfire Resources Ltd., an Alberta corporation (the “Company”), M3-Brigade Sponsor III LP, a Delaware limited partnership (the “Sponsor”), certain former shareholders of Greenfire Resources Inc., an Alberta corporation (“Greenfire”), who received Company Common Shares and/or Company Warrants pursuant to the Business Combination Agreement, set forth on Schedule 1 hereto (such holders, the “Greenfire Holders”) and the parties set forth on Schedule 2 hereto (collectively, the “Investor Holders” and, collectively with the Sponsor, the Greenfire Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 or Section 6.10 of this Agreement, the “Holders” and each, a “Holder”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of December 14, 2022, by and among the Company, M-3 Brigade Acquisition III Corp., a Delaware corporation (“SPAC”), Greenfire, DE Greenfire Merger Sub Inc., a Delaware corporation and 2476276 Alberta ULC, an Alberta unlimited liability corporation (as it may be amended, supplemented or restated from time to time, the “Business Combination Agreement”);

WHEREAS, immediately prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) (after giving effect to certain forfeitures pursuant to the Business Combination Agreement), the Sponsor held 3,850,000 shares of SPAC Class B Shares;

WHEREAS, in connection with the Closing (after giving effect to certain forfeitures pursuant to the Business Combination Agreement), the Sponsor’s SPAC Class B Shares were converted and exchanged for 3,850,000 Company Common Shares;

WHEREAS, SPAC and the Sponsor are party to that certain Private Placement Warrants Purchase Agreement, dated as of October 21, 2021, pursuant to which the Sponsor purchased 5,786,667 SPAC Warrants in a private placement transaction occurring simultaneously with the closing of SPAC’s initial public offering;

WHEREAS, in connection with the Closing (after given effect to certain forfeiture pursuant to the Business Combination Agreement), the Sponsor’s SPAC Warrants were converted and exchanged for 2,526,667 Company Warrants;

WHEREAS, pursuant to the Plan of Arrangement, the Greenfire Holders received an aggregate of 41,129,044 Company Common Shares and 3,260,239 Company Warrants;

WHEREAS, on the date hereof, the Investor Holders (other than HT Investments, LLC, a Delaware limited liability company) purchased an aggregate of 4,177,091 Company Common Shares in a transaction exempt from registration under the Securities Act pursuant to the respective Subscription Agreements, entered into by and between the Company, SPAC and each of the Investor Holders (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

WHEREAS, SPAC, the Sponsor is party to that certain Registration Rights Agreement dated as of October 21, 2021 (the “Existing Registration Rights Agreement”), pursuant to which, among other matters, the Sponsor was granted certain registration rights with respect to SPAC securities then held by the Sponsor; and

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Additional Holder” shall have the meaning given in Section 6.10.

“Additional Holder Shares” shall have the meaning given in Section 6.10.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Closing” shall have the meaning given in the Recitals hereto.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Common Shares” means the common shares in the capital of the Company.

“Company Convertible Notes” means the 9.00% convertible senior notes due 2028 of the Company.

“Company Governing Documents” means the certificate and articles of incorporation and by-laws of the Company, as they may be amended from time to time.

“Company Warrants” means warrants to purchase Company Common Shares, whether vested or unvested.

“Competing Registration Rights” shall have the meaning given in Section 6.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Form F-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form F-3 Shelf” shall have the meaning given in Section 2.1.1.

“Greenfire” shall have the meaning given in the Preamble hereto.

“Greenfire Holders” shall have the meaning given in the Preamble hereto.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Independent Director” means a director who is “independent” for the purposes of the listing and corporate governance rules and regulations of NYSE.

“Investor Holders” shall have the meaning given in the Preamble hereto.

“Joinder” shall have the meaning given in Section 6.10.

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Minimum Ownership Threshold” shall have the meaning given in Section 5.1.1.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of shareholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to Company Common Shares (including any Underlying Common Shares), (c) causing the adoption of shareholders’ resolutions and amendments to the Company Governing Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental or regulatory entities or authorities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain persons (including to fill vacancies) and providing the same level of efforts and provide the same level of support as is used and/or provided for the other director nominees of the Company for election of such persons to the Board in connection with the annual or special meeting of shareholders of the Company.

“NYSE” shall mean the New York Stock Exchange.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities, including prior to the expiration of any lock-up period applicable to such Registrable Securities (provided, in each case, such transfer is not prohibited by any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company), and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding Company Common Shares (including any Company Common Shares distributable pursuant to the Business Combination Agreement and any Company Common Shares issued or issuable upon the exercise or conversion of any other security (including the Underlying Common Shares)) held by a Holder immediately following the Closing; (b) any outstanding Company Warrants (including any Company Common Shares issued or issuable upon the exercise of Company Warrants); (c) any Additional Holder Shares; (d) any Company Common Shares acquired by a Holder following the date hereof to the extent that such securities are (i) “restricted securities” (as defined in Rule 144), (ii) held by an “affiliate” (as defined in Rule 144) of the Company or (iii) otherwise cannot be sold pursuant to Rule 144 or any successor rule promulgated under the Securities Act (with no volume or other restrictions or limitations including as to manner or timing of sale); (e) any equity securities (including the Company Common Shares issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by a Holder (including the Working Capital Warrants and Company Common Shares issued or issuable upon the exercise of the Working Capital Warrants); and (f) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c), (d) or (e) above by way of a share dividend or share split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) so long as such Holder and its affiliates beneficially own less than one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares), new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) so long as such Holder and its affiliates beneficially own less than one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares) in the aggregate, such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale or the availability of current public information); (E) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145 promulgated under the Securities Act or any successor rules promulgated under the Securities Act; and (F) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the reasonable documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Company Common Shares or Company Warrants are then listed;

(B) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities and the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121);

(C) printing, messenger, telephone and delivery expenses;

(D) fees and disbursements of counsel for the Company;

(E) fees and disbursements of all independent registered public accountants of the Company, retained by the Company and any other persons, including special experts, incurred in connection with such Registration;

(F) all expenses in connection with the preparation, printing and filing of a Registration Statement, any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities;

(G) the expenses incurred in connection with making “road show” presentations and holding meetings with potential investors to facilitate the sale of Registrable Securities in an Underwritten Offering; and

(H) in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders on an as-converted basis (including any Underlying Common Shares).

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration or Block Trade.

“SPAC” has the meaning given to such term in the Recitals hereto.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Director” shall have the meaning given in Section 5.1.1.

“Sponsor Parties” means each of the Sponsor, its affiliates, its direct or indirect partners, members or equity holders, any of its or their officers, directors or employees and, with respect to such officers, directors or employees, any Permitted Transferees of such officers, directors or employees but excluding the Investor Holders and any Person which any Investor Holder Transfers any equity interest in the Company.

“Subscription Agreements” shall have the meaning given in the Recitals hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underlying Common Shares” means any Company Common Shares issuable upon conversion of Company Convertible Notes.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public (including for the avoidance of doubt a Block Trade).

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

“Working Capital Warrants” shall mean the warrants to purchase Company Common Shares, if any, that are converted from loans made to SPAC of up to $1,500,000 by the Sponsor or an affiliate of the Sponsor or certain of SPAC’s officers and directors from time to time.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1	Shelf Registration.

2.1.1 Filing. As soon as practicable but no later than 30 calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the submission or filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the submission or filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4. The Company shall, if requested by the Holder, use its commercially reasonable efforts to: (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Registrable Securities; (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance with the Securities Act; and (iii) issue Registrable Securities without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Holder’s option, within two (2) business days of such request, if (A) the Registrable Securities are registered for resale under the Securities Act and no suspension of the effectiveness of such registration statement, or of sales thereunder, is then in effect, (B) the Registrable Securities may be sold by the Holder without restriction under Rule 144 (excluding the public information requirement set forth in Rule 144(c)), including without limitation, any volume, manner of sale or similar requirements, or (C) the Holder has sold or transferred, or proposes to sell or transfer within five (5) business days of such request, Registrable Securities pursuant to the Registration Statement or in compliance with Rule 144. The Company’s obligation to remove legends under this Section 2.1.1 may be conditioned upon the Holder timely providing such representations and other documentation as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of the Sponsor, a Greenfire Holder or an Investor Holder, shall use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor, each Greenfire Holder and each Investor Holder; provided, further, that prior to making such filing with respect to any written request by a Holder, the Company shall notify the other Holders and provide such other Holders a reasonable opportunity to include additional Registrable Securities held by such other Holders in such filing.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor, an Investor Holder or a Greenfire Holder (any of the Sponsor, an Investor Holder or a Greenfire Holder being, in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, (x) $10.0 million or (y) all remaining Registrable Securities held by the Demanding Holder (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks) shall be selected by the majority-in-interest of the Demanding Holders on an as-converted basis (including any Underlying Common Shares), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor, an Investor Holder and a Greenfire Holder may each demand not more than (i) one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.4 within any six (6)-month period or (ii) two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12)-month period; provided, however, that Company shall not be required to effect an aggregate of more than four Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12)-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Common Shares (including any Underlying Common Shares) or other equity securities that the Company desires to sell and the Company Common Shares (including any Underlying Common Shares) or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Company Common Shares or other equity securities proposed to be sold by Company or by other holders of Company Common Shares or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor, an Investor Holder or a Greenfire Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor, the Investor Holders, the Greenfire Holders or any of their respective Permitted Transferees, as applicable. If withdrawn by a Demanding Holder, the Sponsor, an Investor Holder or a Greenfire Holder may elect to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence and such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor, such Investor Holder or such Greenfire Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown and shall not include the Registrable Securities of such withdrawing Demanding Holder in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6.

2.2	Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible, into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee share option or other benefit plan, (ii) on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) filed in connection with a Block Trade, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering (or such shorter period of days (but not less than two (2) days) as may be agreed by holders of at least 25% of the outstanding Registrable Securities on an as-converted basis (including any Underlying Common Shares)), which notice shall (A) describe the amount and type of securities to be included in such offering, the proposed filing date, the intended method(s) of distribution, the name of the proposed managing Underwriter or Underwriters, if any, in such offering and to the extent then known a good faith estimate of the proposed minimum offering price, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days (or such shorter period of days (but not less than one (1) day) as may be agreed by holders of at least 25% of the outstanding Registrable Securities on an as-converted basis (including any Underlying Common Shares)) after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Registrable Securities as to which registration has been requested pursuant to Section 2.2.1, and (ii) the Company Common Shares or other equity securities, if any, of other persons or entities (other than the Holders of Registrable Securities hereunder) that the Company is obligated to register in a Registration pursuant to separate written contractual piggy-back registration rights held by such persons or entities, exceeds the Maximum Number of Securities, then:

(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Company Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Common Shares or other equity securities, if any, of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual piggy-back registration rights held by such persons or entities, which can be sold without exceeding the Maximum Number of Securities; or

(b) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities (and not undertaken for the Company’s account), then the Company shall include in any such Registration or registered offering (A) first, the Company Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities, subject to Section 5.7; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Company Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Company Common Shares or other equity securities, if any, of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual piggy-back registration rights held by such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(c) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf or other Registration pursuant to Section 2.1) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company pursuant to this Agreement (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any Company Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by the applicable lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4 Block Trades.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in an underwritten registered offering not involving a “roadshow,” i.e., an offering commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $5.0 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of its request to engage in a Block Trade and, subject to Section 3.1.8 or the waiver thereof by such Demanding Holder, the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that such Demanding Holder shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 A Holder may make no more than two Block Trade demands in respect of Block Trades pursuant to this Section 2.4 within any six-month period or four Block Trade demands in any 12-month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto, including, using its commercially reasonable efforts, as promptly as reasonably practicable, to:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 without limiting the provisions set forth in Section 2.1.3, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least one percent (1%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, if requested, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any free writing prospectus (as defined in Rule 405 of the Securities Act) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request (including any comment letter from the Commission), and all such documents shall be subject to the review and reasonable comment of such counsel who shall, if requested, have a reasonable opportunity to participate in the preparation of such documents in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on NYSE or the Nasdaq Stock Market;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders in writing upon receiving notice of any of the following events: (A) the filing of the Registration Statement, any Prospectus and any amendment or supplement thereto, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the Registration Statement or any Prospectus or for additional information; (C) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (D) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.1.13 below cease to be true and correct in any material respect; provided that notice shall only be required if required to be given to the underwriters pursuant to such underwriting agreement; and (E) at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.10 in the event of an Underwritten Offering or a sale by a broker, placement agent or sales agent pursuant to such Registration, (A) permit representatives of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering or Transfer, if any, and any attorney, broker, consultant, agent or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, broker, consultant, agent or accountant in connection with the Registration, including to enable them to exercise their due diligence responsibility; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company prior to the release or disclosure of any such information and (B) cause the officers, directors and employees of the Company and its subsidiaries (and use its commercially reasonable efforts to cause its auditors) to participate in customary due diligence calls;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or a sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders on an as-converted basis (including any Underlying Common Shares);

3.1.12 in the event of an Underwritten Offering, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in an Underwritten Offering, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and in connection therewith, (A) make representations and warranties to the Holders of such Registrable Securities and the Underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) include in the underwriting agreement indemnification provisions and procedures substantially to the effect set forth in Article IV hereof with respect to the Underwriters and all parties to be indemnified pursuant to said Article except as otherwise agreed by the majority-in-interest of the participating Holders on an as-converted basis (including any Underlying Common Shares) and (C) deliver such documents and certificates as are reasonably requested by a majority-in-interest of the aggregate number of Registrable Securities held by the participating Holders on a fully-diluted as-converted basis (including any Underlying Common Shares), their counsel and the Underwriters to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement;

3.1.14 in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.16 with respect to an Underwritten Offering pursuant to Section 2.1.4, make available senior executives of the Company to participate in meetings with analysts or customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering;

3.1.17 cooperate with the participating Holders and the Underwriters, brokers or agents, if any, to facilitate the timely preparation and delivery of certificates (if such securities are certificated and which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders, Underwriters, brokers or agents, may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates (if such securities are certificated);

3.1.18 if required, file the applicable Registration Statement with FINRA within three (3) business days of the date such Registration Statement is filed with or submitted to the SEC, and cooperate with each participating Holder and Underwriter, if any, and their respective counsels in connection with any other filings required to be made with FINRA; and

3.1.19 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been selected as an Underwriter, broker, sales agent or placement agent, as applicable, with respect to the applicable Underwritten Offering or other offering involving a Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs, transfer taxes and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4	Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that: (a) a Registration Statement or Prospectus contains a Misstatement; or (b) any request by the Commission for any amendment or supplement to any Registration Statement or Prospectus or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement or Prospectus, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each of the Holders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement covering such Registrable Securities until it has received copies of a supplemented or amended Prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice) or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that a Holder exercises a demand right pursuant to Section 2.1 and the related offering is expected to, or may, occur during a quarterly earnings blackout period of the Company (such blackout periods determined in accordance with the Company’s written insider trading compliance program adopted by the Board), the Company and such Holder shall act reasonably and work cooperatively in view of such quarterly earnings blackout period.

3.4.2 Subject to Section 3.4.3, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board, be seriously detrimental to the Company and as a result it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 (a) During the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 and, (b) during the period starting with the date fifteen (15) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date forty five (45) days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than three (3) occasions, or for more than 90 consecutive calendar days, or for more than 120 total calendar days, in each case during any twelve-month period.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall (i) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Company Common Shares, Company Preferred Shares or Company Warrants held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect) and (ii) certify to the Holders in writing that it has filed current Form 10 information with the Commission within four (4) Business Days of the Closing. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1	Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees and reasonable expenses of investigation) arising out of, resulting from or based upon any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers, partners, members and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees and reasonable expenses of investigation) arising out of, resulting from or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any Holder Information so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article IV for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (1) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (2) the indemnifying party shall have failed within a reasonable period of time to assume such defense or, having assumed such defense, has not conducted the defense of such claim actively and diligently or (3) the named parties in any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in which case the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel, in addition to any necessary local counsel (for the avoidance of doubt, for all indemnified parties in connection therewith). If such defense is assumed, (A) the indemnifying party shall keep the indemnified party informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such indemnified party copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such indemnified party and their respective counsels to confer with the indemnifying party and its counsel with respect to the conduct of the defense thereof, and permit indemnified party and its counsel a reasonable opportunity to review all legal papers to be submitted prior to their submission and (B) the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof. No indemnifying party shall, without the prior written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault, culpability or failure to act on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation that shall be in form and substance satisfactory to such indemnified party.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds actually received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

4.1.6 The obligations of the parties under this Article IV shall be in addition to any liability which any party may otherwise have to any other party.

ARTICLE V

GOVERNANCE

5.1	Board of Directors.

5.1.1 Sponsor Representation. Until the later of: (i) immediately prior to the third annual meeting of shareholders of the Company following the initial Sponsor Director’s election (or appointment) to the Board, and (ii) such time as the Sponsor Parties beneficially own, in the aggregate, less than 3% of all outstanding Company Common Shares (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Company Common Shares prior to such time) (the “Minimum Ownership Threshold”), the Company shall take all Necessary Action such that one individual designated by the Sponsor (the “Sponsor Director”) is included in the slate of nominees recommended by the Board or duly constituted committee thereof for election as directors at each applicable annual meeting of the Company at which the Sponsor Director’s term would expire, and shall use the level of efforts and provide the same level of support with respect to the election of the Sponsor Director at any such meeting of shareholders as is used and/or provided for the election of the other director nominees of the Company at such meeting. Notwithstanding anything to the contrary in this Agreement, or the Company Governing Documents, the nomination procedures in Section 3.12 of the by-laws of the Company shall not apply to the Sponsor Director, who shall instead be designated by the Sponsor in a written notice delivered to the Company. The initial Sponsor Director is Matthew Perkal and shall be added to the Board pursuant to, and in accordance with, Section 8.15(a) of the Business Combination Agreement. The Company’s obligations pursuant to this Section 5.1.1 shall be subject to the Sponsor Director providing (i) any information that is reasonably required to be disclosed in any filing, report or disclosure under any rule or regulation of the Commission, NYSE, the Toronto Stock Exchange (or other Canadian stock exchange) if the Company’s securities are listed on any such exchange, or applicable law (including applicable Canadian securities laws), (ii) any information that is reasonably required in connection with determining that the Sponsor Director is or would be an Independent Director, (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected and (iv) an undated resignation letter, which the Company agrees shall not be dated or become effective until the date that the Sponsor Director’s resignation is required pursuant to Section 5.1.2.

5.1.2 Removal; Vacancies.

(a) If at any time the number of Company Common Shares (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Company Common Shares prior to such time) owned by the Sponsor Parties, in the aggregate, falls below (i) 50% of the number of Company Common Shares held by them as of the Closing Date and (ii) the Minimum Ownership Threshold, Sponsor shall cause the Sponsor Director to promptly resign as a member of the Board and the nomination rights in Section 5.1.1 shall terminate.

(b) Until such time as the Sponsor Parties in the aggregate no longer meet the Minimum Ownership Threshold, the Sponsor shall have the exclusive right to designate a director for election or appointment, as applicable, to the Board to fill a vacancy created by reason of death, removal or resignation of the Sponsor Director, and the Company shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, a replacement director designated by the Sponsor to fill any such vacancy as promptly as practicable after such designation.

5.1.3 Reimbursement of Expenses; Indemnification; Amendments. For so long as any Sponsor Director serves as a director of the Company, (i) the Company shall provide such Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company; provided that is expressly understood that any Sponsor Director shall not receive any cash or equity compensation that is paid or payable to directors and (ii) the Company shall not following the Effective Time amend, alter, repeal or waive (x) any right to indemnification or exculpation covering or benefiting any Sponsor Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, the Company Governing Documents and any indemnification agreements with directors (whether such right is contained in the Company Governing Documents or another document) (except to the extent such amendment or alteration does not adversely affect the right to indemnification or exculpation covering or benefiting any Sponsor Director) or (y) any provision of the Company Governing Documents if the purpose of such amendment, alteration, repeal or waiver is to adversely affects the rights or obligations of the Sponsor or any Sponsor Director pursuant to this Section 5.

5.1.4 Greenfire Holder Support for Sponsor Director. For so long as the Sponsor is entitled pursuant to this Section 5 to designate a Sponsor Director to be included in the slate of nominees recommended by the Board or duly constituted committee thereof for election as directors at each applicable annual meeting of the Company, each Greenfire Holder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company distributed by the Board or otherwise undertaken in connection with or as contemplated by this Section 5 (which written consent shall be delivered promptly and in any event within fifteen business days of receipt from the Company), such Greenfire Holder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Company Common Shares to be counted as present thereat for purposes of establishing a quorum, and such Greenfire Holder shall: (a) vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Company Common Shares in favour of the appointment of the Sponsor Director as a director of the Company for the ensuing year; and (b) in a contested vote for a fixed slate of directors, withhold its vote against any director nominee that is not the Sponsor Nominee or one of the director nominees nominated by the Company.

5.1.5 Sponsor Parties’ Information. Upon written request of the Company from time to time, acting reasonably, the Sponsor shall provide a written representation to the Company regarding the total number of Company Common Shares owned by the Sponsor Parties in order to confirm that the Sponsor Parties collectively hold a sufficient number of Company Common Shares to meet the Minimum Ownership Threshold and/or the requirements of Section 5.1.2(a)(i) as of the date specified in such written request.

5.2 Company Cooperation; Policies. The Sponsor acknowledges that, subject to Sections 5.3, 5.4 and 5.5, any Sponsor Director and its affiliates, if applicable, will be subject to all applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. For so long as any Sponsor Director is serving or participating on the Board, (i) any share ownership requirement for any Sponsor Director serving on the Board will be deemed satisfied by the securities owned by the Sponsor Parties and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the transfers of securities by the Sponsor Parties and (ii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be violated by any Sponsor Director (x) accepting an invitation to serve on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Sponsor or its affiliates, and, in each case of (i) and (ii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 5.2 shall not apply to the Sponsor or any Sponsor Director to the extent inconsistent with this Section 5.2.

5.3 Sharing of Information. To the extent permitted by applicable law, each of the Company and the Investor Holders agrees and acknowledges that any Sponsor Director may share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the Sponsor; provided, however, that the Sponsor acknowledges and agrees the disclosure of any Confidential Information by any Sponsor Director will be subject in all cases to his or her fiduciary duties to the Company and applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Sponsor from disclosing Confidential Information (x) to any affiliate or representative of the Sponsor; provided, that such person shall be bound by an obligation of confidentiality with respect to such Confidential Information and the Sponsor shall be responsible for any breach of this Section 5.3 by any such person or (y) if such disclosure is made to a governmental or regulatory authority with jurisdiction over the Sponsor in connection with a routine audit or examination that is not specifically directed at the Company or the Confidential Information. No Confidential Information shall be deemed to be provided to any person, including any affiliate of the Sponsor unless such Confidential Information is actually provided to such person.

5.4 Inspection. Until such time as the Sponsor Parties beneficially own, in the aggregate, less than the Minimum Ownership Threshold, the Company shall permit the Sponsor Parties, at the Sponsor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, upon reasonable notice during normal business hours of the Company as may be reasonably requested by such Sponsor Party; provided, however, that the Company shall not be obligated pursuant to this Section 5.4 to provide access to any information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel with respect to such Confidential Information.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, (i) in the case of mailed notices, on the third business day following the date on which it is mailed and, (ii) in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: c/o Greenfire Resources Ltd. 1900 – 205 5th Avenue SW, Calgary, AB T2P 2V7; Attn: David Phung, email: DPHung@greenfireres.com and Robert Loebach, email: RLoebach@greenfireres.com; with a copy, which shall not constitute notice, to Carter Ledyard & Milburn LLP, 28 Liberty Street, 41st Floor, New York, New York, 10005, Attn: Guy P. Lander, email: lander@clm.com; and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective upon delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided that, with respect to the Greenfire Holders, the Investor Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) each of the Greenfire Holders shall be permitted to transfer its rights hereunder as the Greenfire Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Greenfire Holder (it being understood that no such transfer shall reduce any rights of such Greenfire Holder or such transferees), (y) each of the Investor Holders shall be permitted to transfer its rights hereunder as the Investor Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Investor Holder (it being understood that no such transfer shall reduce any rights of such Investor Holder or such transferees) and (z) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor and any such transferee shall thereafter have all rights and obligations of the Sponsor hereunder (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

6.5 TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities on an as-converted basis (including any Underlying Common Shares), compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that, notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor so long as the Sponsor and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares); provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Investor Holder so long as such Investor Holder and its respective affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares); provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of each Greenfire Holder so long as such Greenfire Holder and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares); and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital of the Company, in a manner that is different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Notwithstanding anything herein to the contrary, any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

6.7 Other Registration Rights. The Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. For so long as (a) the Sponsor and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares), the Company hereby agrees and covenants that it will not grant rights to register any Company Common Shares (or securities convertible into or exchangeable for Company Common Shares (including any Underlying Common Shares)) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder (such rights “Competing Registration Rights”) without the prior written consent of the Sponsor, (b) an Investor Holder and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares), the Company hereby agrees and covenants that it will not grant Competing Registration Rights without the prior written consent of such Investor Holder, and (c) a Greenfire Holder and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares), the Company hereby agrees and covenants that it will not grant Competing Registration Rights without the prior written consent of such Greenfire Holder. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.8 Term. Subject to the immediately following sentence, this Agreement shall terminate, with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. Sections 5.1 and 5.4 of this Agreement shall terminate upon such time as the Sponsor Parties, in the aggregate, no longer meet the Minimum Ownership Threshold. Notwithstanding anything herein to the contrary, the provisions of Sections 3.2 and 3.5, Article IV, Sections 5.1.3, 5.2 (solely to the extent the applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company as of the date any Sponsor Director no longer serves on the Board apply by their terms to a former member of the Board), 5.3, 5.4 and Article VI shall survive any termination.

6.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10 Additional Holders; Joinder. In addition to persons or entities who may become Holders pursuant to Section 6.2, subject to the prior written consent of each of the Sponsor, each Greenfire Holder and each Investor Holder (in each case, so long as such Holder and its affiliates hold, in the aggregate, at least one percent (1%) of the outstanding Company Common Shares (including any Underlying Common Shares)), the Company may make any person or entity who acquires Company Common Shares or rights to acquire Company Common Shares after the date hereof a party to this Agreement (each such person or entity, an “Additional Holder”) by obtaining an executed joinder to this Agreement from such Additional Holder in the form of Exhibit A attached hereto (a “Joinder”). Such Joinder shall specify the rights and obligations of the applicable Additional Holder under this Agreement. Upon the execution and delivery and subject to the terms of a Joinder by such Additional Holder, the Company Common Shares then owned, or underlying any rights then owned, by such Additional Holder (the “Additional Holder Shares”) shall be Registrable Securities to the extent provided herein and therein and such Additional Holder shall be a Holder under this Agreement with respect to such Additional Holder Shares.

6.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, to the fullest extent permitted by law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

6.13 Entire Agreement; Termination of Existing Registration Rights Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Existing Registration Rights Agreement shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

GREENFIRE RESOURCES LTD.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

[Signature Page to Investor Rights Agreement]

HOLDER:

M3-Brigade Sponsor III LP

By: M3-Brigade Acquisition Partners III Corp., its general partner

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Authorized Person

[Signature Page to Investor Rights Agreement]

HOLDER:

Thebes Offshore Master Fund, LP

By:	/s/ Adam Miller
	Name:	Adam Miller
	Title:	President & COO

[Signature Page to Investor Rights Agreement]

HOLDER:

Luxor Gibraltar, LP - Series I

By:	/s/ Adam Miller
	Name:	Adam Miller
	Title:	President & COO

[Signature Page to Investor Rights Agreement]

HOLDER:

Luxor Capital Partners, LP

By:	/s/ Adam Miller
	Name:	Adam Miller
	Title:	President & COO

[Signature Page to Investor Rights Agreement]

HOLDER:

Luxor Capital Partners Offshore Master Fund, LP

By:	/s/ Adam Miller
	Name:	Adam Miller
	Title:	President & COO

[Signature Page to Investor Rights Agreement]

HOLDER:

Trafigura Canada Limited

By:	/s/ Iain Singer
	Name:	Iain Singer
	Title:	Director

[Signature Page to Investor Rights Agreement]

HOLDER:

CF Principal Investments LLC

By:	/s/ Mark Kaplan
	Name:	Mark Kaplan
	Title:	Global COO

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade Capital Management, LP as Investment Manager on Behalf of its Various Funds and Accounts

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	Chief Financial Officer

[Signature Page to Investor Rights Agreement]

HOLDER:

Future Directions Credit Opportunities Fund

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade Credit Fund II Ltd.

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade Collective Investment Trust – Brigade Diversified Credit CIT

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade High Income Fund

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade High Yield Fund Ltd.

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Big River Group Fund SPC LLC

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Northrop Grumman Pension Master Trust

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

JPMorgan Chase Retirement Plan Brigade

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Los Angeles County Employees Retirement Association

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade Leveraged Capital Structures Fund Ltd.

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade-SierraBravo Fund LP

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Panther BCM LLC

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

SC CREDIT OPPORTUNITIES MANDATE, LLC

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

SEI Institutional Managed Trust - Multi- Strategy Alternative Fund

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

The Coca-Cola Company Master Retirement Trust

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

Brigade Loan Fund Ltd.

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

City of Phoenix Employees’ Retirement Plan

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO, Brigade Capital Management, LP, as Investment Advisor

[Signature Page to Investor Rights Agreement]

HOLDER:

HT INVESTMENTS, LLC

By: Fortinbras Enterprises LP, as attorney-in-fact

By:	/s/ Ben Black
	Name:	Ben Black
	Title:	Founder & Managing Partner

[Signature Page to Investor Rights Agreement]

HOLDER:

ALLARD SERVICES LIMITED

By:	/s/ Jamie Gordon Kean
Name:	Jamie Gordon Kean
Title:	Director

By:	/s/ Rebecca Alice Winter
Name:	Rebecca Alice Winter
Title:	Director

[Signature Page to Investor Rights Agreement]

HOLDER:

ANNAPURNA LIMITED

By:	/s/ Venkat Siva
Name:	Venkat Siva
Title:	Director

[Signature Page to Investor Rights Agreement]

HOLDER:

SPICELO LIMITED

By:	/s/ Ioannis C Charalambides
Name:	Ioannis C Charalambides
Title:	Manager

[Signature Page to Investor Rights Agreement]

HOLDER:

MODRO HOLDINGS LLC

By:	/s/ Joseph Pehar
Name:	Joseph Pehar
Title:	Manager

[Signature Page to Investor Rights Agreement]

HOLDER:

ROBERT LOGAN

By:	/s/ Robert Logan
Robert Logan

[Signature Page to Investor Rights Agreement]

HOLDER:

ROBERT LOGAN FAMILY TRUST

By:	/s/ Robert Logan
Name:	Robert Logan
Title:	Trustee

By:	/s/ Stephanie Logan
Name:	Stephanie Logan
Title:	Trustee

[Signature Page to Investor Rights Agreement]

HOLDER:

DAVID PHUNG

By:	/s/ David Phung
David Phung

[Signature Page to Investor Rights Agreement]

HOLDER:

DAVID PHUNG FAMILY TRUST

By:	/s/ David Phung
Name:	David Phung
Title:	Trustee

By:	/s/ Maxime Chin
Name:	Maxime Chin
Title:	Trustee

[Signature Page to Investor Rights Agreement]

Schedule 1

Greenfire Holders

1.	Allard Services Limited

2.	Annapurna Limited

3.	Spicelo Limited

4.	Modro Holdings LLC

5.	Robert Logan

6.	Robert Logan Family Trust

7.	David Phung

8.	David Phung Family Trust

Schedule 2

Investor Holders

1.	Trafigura Canada Limited

2.	CF Principal Investments LLC

3.	Luxor Gibraltar, LP - Series I

4.	Luxor Capital Partners, LP

5.	Luxor Capital Partners Offshore Master Fund, LP

6.	Thebes Offshore Master Fund, LP

7.	Future Directions Credit Opportunities Fund

8.	Brigade Credit Fund II Ltd.

9.	Brigade Collective Investment Trust - Brigade Diversified Credit CIT

10.	Brigade High Income Fund

11.	Brigade High Yield Fund Ltd.

12.	Big River Group Fund SPC LLC

13.	Brigade Loan Fund Ltd.

14.	City of Phoenix Employees’ Retirement Plan

15.	Northrop Grumman Pension Master Trust

16.	JPMorgan Chase Retirement Plan Brigade

17.	Los Angeles County Employees Retirement Association

18.	Brigade Leveraged Capital Structures Fund Ltd.

19.	Brigade-SierraBravo Fund LP

20.	Panther BCM LLC

21.	SC CREDIT OPPORTUNITIES MANDATE, LLC

22.	SEI Institutional Managed Trust - Multi-Strategy Alternative Fund

23.	The Coca-Cola Company Master Retirement Trust

24.	HT Investments, LLC

Exhibit A

INVESTOR RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Investor Rights Agreement, dated as of September 20, 2023 (as the same may hereafter be amended, the “Investor Rights Agreement”), by and among Greenfire Resources Ltd., an Alberta corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Investor Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Investor Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Investor Rights Agreement, and the undersigned’s Company Common Shares or other equity securities that the Company shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein[; provided, however, that the undersigned and its permitted assigns (if any) shall not have any rights as a Holder, and the undersigned’s (and its transferees’) Company Common Shares or other equity securities that the Company shall not be included as Registrable Securities, for purposes of the Excluded Sections.

For purposes of this Joinder, “Excluded Sections” shall mean [                ].]

Accordingly, the undersigned has executed and delivered this Joinder as of the               day of                              , 20__.

Signature of Shareholder

Print Name of Shareholder
Its:

Address: ______________________________

________________Agreed and Accepted as of
__________, 20__

[●]

By:
Name:
Its: